Exhibit 10.8

Execution Version

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among Brendan Blumer (the “Restricted Party”) and block.one (“Block.one”), in favor of and for the benefit of Far Peak Acquisition Corporation (“Purchaser”), Bullish (“Pubco”), and Bullish Global (the “Company” and together with Pubco, Purchaser, the Restricted Party and Block.one, the “Parties,” and, each of them, individually, a “Party”). All references in this Agreement to the “Covered Parties” refer to and include Pubco, the Company and each of their respective present and future direct and indirect Subsidiaries. Capitalized terms used but not defined otherwise in this Agreement have the respective meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Restricted Party and Block.one are entering into a voting agreement to approve a business combination transaction whereby (a) Purchaser will merge with and into BMC 1 (“Merger Sub 1”), with Merger Sub 1 continuing as the surviving entity and a wholly-owned subsidiary of Pubco and all of the issued and outstanding equity of Purchaser will be converted into securities of Pubco (the “Initial Merger”) and (b) following the Initial Merger, BMC 2 (“Merger Sub 2”) will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Pubco and all of the issued and outstanding equity of the Company will be converted into securities of Pubco (the “Acquisition Merger” and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transaction”); pursuant to that certain Business Combination Agreement dated as of July 8, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company; and

WHEREAS, the Restricted Party and Block.one are entering into this Agreement in consideration for the substantial benefits they each will receive from the execution of the Business Combination Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and agreements contained in the Business Combination Agreement and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties, intending to be bound legally, hereby agree as follows:

1. Incorporation of Recitals. The above Recitals are incorporated into this Section 1 by this reference as if they were set forth in this Section 1 in their entirety.

2. Noncompetition. Subject to the last sentence of this section, each of the Restricted Party and Block.one agree that, from and after the Closing through the second (2nd) anniversary of the Closing Date, the Restricted Party and Block.one shall not, directly or indirectly, anywhere in the world, whether as a stockholder, shareholder, owner, investor, creator, member or partner, own, manage, operate, develop, control, or participate in the ownership, management, operation, development, or control of, or become engaged or serve as an officer, director, member, partner,

1

employee, agent, consultant, advisor or representative of, a business or Person that engages in the business of a digital assets exchange as is currently contemplated by the Company in the Business Plan (the “Restricted Business”) other than through the Covered Parties; provided, however, that the Restricted Business shall not include any business of the development and operation of any non-fungible token marketplace, exchange or platform. Notwithstanding the foregoing, nothing shall prohibit or restrict the Restricted Party, Block.one or its Subsidiaries from (a) investing in any investment funds in which the investment decisions are not controlled by the Restricted Party, Block.one or its Subsidiaries; (b) maintaining any investment in or control of any Person in which the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates are invested as of the date hereof (including providing additional capital to such Person provided that such additional capital does not increase the overall shareholding held by the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates); (c) investing in any Person that engages in the Restricted Business so long as (i) the Restricted Party, Block.one and/or its Subsidiaries hold, directly or indirectly, less than 20% of the equity of such Person and (ii) not more than 20% of the aggregate revenue of such Person for the fiscal year prior to the proposed investment is derived from the Restricted Business; provided, however, that if at any time such Person derives more than 20% of its aggregate revenue from the Restricted Business, except for fulfiling its existing contractual obligations to perform services or provide additional capital, the Restricted Party, Block.one and/or its Subsidiaries, as applicable, shall (x) cease performing any and all services to such Person (such that such investment is passive), and (y) not provide additional capital (except for providing additional capital that does not increase the overall shareholding held by the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates) to, or make any further investment in, such Person; or (d) holding less than or equal to 5% of the shares in a publicly traded corporation, so long as the Restricted Party (or his immediate family members), Block.one or its Subsidiaries or any of their Affiliates are not involved in the management or control of such corporation.

3. Acknowledgment. Each of the Restricted Party and Block.one acknowledges and agrees, based upon the advice of legal counsel, that (a) such Party possesses confidential information of the Covered Parties and their respective businesses, (b) such Party’s execution of this Agreement is a material inducement to Purchaser and Pubco to enter into the Business Combination Agreement and consummate the transactions contemplated thereby, for which such Party will receive a substantial direct or indirect financial benefit, and that Purchaser and Pubco would not have entered into the Business Combination Agreement or consummated the transaction contemplated thereby but for such Party’s agreements set forth in this Agreement; (c) such Party has no intention of engaging in the Restricted Business (other than through the Covered Parties) during the Restricted Period other than expressly permitted by this Agreement, (d) the restrictions placed upon such Party are reasonable and necessary to protect the Covered Parties’ legitimate interests, (v) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (e) the consideration provided to such Party under the Business Combination Agreement is not illusory, and (f) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

4. Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party.

5. Effectiveness. Each of the Parties acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Initial Merger and substantially contemporaneous occurrence of the Initial Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

6. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means, (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Restricted Party, to: c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: Brendan Blumer	with a copy (which will not constitute notice) to: notices@block.one

If to Block.one, to: Block.one c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

notices@block.one

with a copy (which will not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com; joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

If to Pubco or the Company, to: Bullish c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

notices@bullish.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com; joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

and

Morgan Lewis LLP

101 Park Avenue

New York, New York 10178-0060

Attn: R. Alec Dawson and Howard A. Kenny

Facsimile No.: +1.212.309.6001

Telephone No.: +1.212.309.6001

Email: alec.dawson@morganlewis.com

            howard.kenny@morganlewis.com

7. Specific Performance. Each Party recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

8. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the Party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Parties. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. Notwithstanding anything contained herein to the contrary, and recognizing that, when this Agreement becomes effective Block.one will control Pubco, the Restricted Party and Block.one hereby expressly agree that, as of the Initial Closing, (a) in any event where the consent of Pubco is required pursuant to the terms of this Agreement, such consent shall only be deemed granted if provided in writing by the Chief Executive Officer of Pubco at the express direction of a special committee of the board of directors of Pubco that consists solely of independent directors of the board of directors of Pubco and (b) they will not interfere with, and will otherwise recuse themselves from, any decision that relates to Pubco’s right to enforce its rights pursuant to this Agreement against the Restricted Party, Block.one or any of their respective Affiliates.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11. Counterparts. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Governing Law; Jurisdiction. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Hong Kong laws, without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference to this Section 10. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

RESTRICTED PARTY

/s/ Brendan Blumer
Brendan Blumer

BLOCK.ONE

By:	/s/ Stephen Ellis

Name:	Stephen Ellis

Title:	Authorized Signatory

BULLISH

By:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

BULLISH GLOBAL

By:	/s/ Kokuei Yuan

Name:	Kokuei Yuan

Title:	Director

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley

Name:	Thomas Farley

Title:	Chief Executive Officer

[Signature Page to Non-Competition Agreement]